EXHIBIT 24

                                POWER OF ATTORNEY

      The undersigned  hereby constitutes and appoints Robert E. Busch and James
T. Foran, and each of them (with full power to act without the other), the true and lawful attorney-in-fact and agent for and on behalf of the undersigned, and in the undersigned's name, place and stead, in the undersigned's capacity as a Director or Officer or both, as the case may be, of Public Service Electric and Gas Company (the "Registrant") to sign the Registration Statement on Form S-3 to be filed by the Registrant with the Securities and Exchange Commission for the registration under the Securities Act of 1933 of $1,000,000,000 aggregate principal amount of Registrant's First and Refunding Mortgage Bonds and Secured Medium-Term Notes and any and all amendments of such Registration Statement.

      IN WITNESS WHEREOF, each of the undersigned has executed this instrument, this 23rd day of August, 2002.

            /s/ E. James Ferland              /s/ Albert R. Gamper, Jr.
            --------------------------        --------------------------
            E. James Ferland                  Albert R. Gamper, Jr.


            /s/ Conrad K. Harper              /s/ Marilyn M. Pfaltz
            --------------------------        --------------------------
            Conrad K. Harper                  Marilyn M. Pfaltz


            /s/ Patricia A. Rado
            --------------------------
            Patricia A. Rado